UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 29, 2005

OKLAHOMA GAS AND ELECTRIC COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Oklahoma

(State or Other Jurisdiction of Incorporation)

1-1097	73-0382390

(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321

(Address of Principal Executive Offices)	(Zip Code)

405-553-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

                 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 30, OGE Energy Corp. (“OGE Energy”) and its wholly-owned subsidiary, Oklahoma Gas and Electric Company (the “Company”), entered into separate unsecured five-year revolving credit facilities (each, a “Facility”), with an option, which may be exercised up to two times, to extend the Facility for an additional year. OGE Energy’s $600 million Facility replaced its current $450 million credit facility entered into on October 20, 2004 and set to expire on October 20, 2009. The Company’s $150 million Facility replaced its current $100 million credit facility entered into on October 20, 2004 and set to expire on October 20, 2009. There were no borrowings outstanding under either of these replaced facilities.

Both Facilities permit borrowings at interest rates equal to the eurodollar base rate, plus a margin of 0.14% to 0.675%, or an alternate base rate. Both Facilities have facility fees that range from 0.06% to 0.20%. If more than 50% of the Facility is utilized, a utilization fee at a per annum rate ranging from 0.10% to 0.125% is payable by the borrower. In addition, both Facilities provide for an annual fee to be paid to the administrative agent. Interest rates and facility fees are based on the borrower’s then-current senior unsecured credit ratings. Each of the Facilities provide for issuance of letters of credit, provided that the aggregate outstanding credit exposure shall not exceed the amount of the revolving credit facilities. Advances under the Facilities are subject to certain conditions precedent, including the accuracy in all material respects of certain representations and warranties and the absence of any default or unmatured default. Advances may be used to refinance existing indebtedness and for general corporate purposes, including commercial paper liquidity support.

Both Facilities have a financial covenant requiring that the borrower maintain a maximum debt to capitalization ratio of 65%, as defined in the Facilities. The Facilities also contain covenants which restrict the borrower and certain subsidiaries in respect of, among other things, mergers and consolidations, sales of certain assets, incurrence of liens and transactions with affiliates. Both Facilities are subject to acceleration upon the occurrence of any default, including acceleration of indebtedness (other than non-recourse indebtedness) of $65 million or more in the aggregate, change of control (as defined in each of the Facilities), nonpayment of judgments in excess of $65 million, and the occurrence of certain ERISA and bankruptcy events.

As of September 30, 2005, there were no borrowings outstanding under either Facility.

For further information regarding the terms of the Company’s Facility, the Company’s credit agreement is incorporated by reference herein as Exhibit 99.01.

Item 8.01. Other Events

On September 29, 2005, OGE Energy, the parent company of the Company, issued a press release responding to the lower rates recommended by the Oklahoma Industrial Energy Consumers and the state Attorney General’s staff. For further information, the press release is incorporated by reference herein as Exhibit 99.02.

OGE Energy is the parent company of the Company, a regulated electric utility with approximately 740,000 customers in Oklahoma and western Arkansas, and Enogex Inc. and its subsidiaries (“Enogex”), a natural gas pipeline business with principal operations in Oklahoma and Arkansas.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99.01

Credit agreement dated September 30, 2005, by and between the Company, Wachovia Bank, National Association, JPMorgan Chase Bank, Citibank, N.A., The Royal Bank of Scotland plc and Union Bank of California, N.A. (Filed as Exhibit 99.02 to OGE Energy Corp.’s Form 8-K filed October 5, 2005 (File No. 1-12579) and incorporated by reference herein)

99.02

Press release dated September 29, 2005, responding to OIEC, AG rate cut proposals. (Filed as Exhibit 99.03 to OGE Energy Corp.’s Form 8-K filed October 5, 2005 (File No. 1-12579) and incorporated by reference herein)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY (Registrant)
By	/s/ Scott Forbes
Scott Forbes Controller (On behalf of the registrant and in his capacity as Chief Accounting Officer)

October 5, 2005